EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended December 31, 2018 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2017 of Global Net Lease, Inc. (the “Company”) filed on February 28, 2018, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward- looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 28, 2018, and other risks described in all other filings with the Securities and Exchange Commission after that date. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations ("FFO"), Core Funds from Operations ("Core FFO") and Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI"), and Cash Net Operating Income ("Cash NOI"). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt (adjustment included in Core FFO) and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gains or losses on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Key Metrics
As of and for the three months ended December 31, 2018
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Rental Income	$67,283
Net (loss) attributable to common stockholders	$(6,744)
Basic and diluted net (loss) per share attributable to common stockholders [1]	$(0.09)
Cash NOI [2]	$62,404
Adjusted EBITDA [2]	$53,370
AFFO attributable to common stockholders [2]	$37,137
Dividends paid per share - fourth quarter	$0.53
Dividend yield - annualized, based on quarter end share price	12.1%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $17.62 for common shares and $24.68 for preferred shares	$1,474,230
Net debt [3] [4]	1,685,752
Enterprise value	3,159,982

Total capitalization	3,260,306

Total consolidated debt [4]	1,786,076
Total assets	3,309,478
Liquidity [5]	142,567

Common shares outstanding as of December 31, 2018 (thousands)	76,081
Share price, end of quarter	$17.62

Net debt to enterprise value	53.3%
Net debt to adjusted EBITDA (annualized based on current quarter results)	7.9	x

Weighted-average interest rate cost [6]	3.1%
Weighted-average debt maturity (years) [7]	4.2
Interest Coverage Ratio [8]	3.8	x

Real Estate Portfolio
Number of properties	342
Number of tenants	111

Square footage (millions)	27.5
Leased	99.2%
Weighted-average remaining lease term (years) [9]	8.3
Footnotes:
[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Includes the effect of cash and cash equivalents.
[4]  Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net.
[5]  Liquidity includes $42.2 million of availability under the credit facility and cash and cash equivalents.
[6]  The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[7]  The weighted average debt maturity is based on the outstanding principal balance of the debt.
[8] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended December  31, 2018.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[9] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018

Consolidated Balance Sheets
Amounts in thousands

	December 31,
	2018	2017
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$398,911	$402,318
Buildings, fixtures and improvements	2,345,202	2,138,405
Construction in progress	1,235	2,328
Acquired intangible lease assets	675,551	629,626
Total real estate investments, at cost	3,420,899	3,172,677
Less accumulated depreciation and amortization	(437,974)	(339,931)
Total real estate investments, net	2,982,925	2,832,746
Assets held for sale	112,902	—
Cash and cash equivalents	100,324	102,425
Restricted cash	3,369	5,302
Derivative assets, at fair value	8,730	2,176
Unbilled straight-line rent	47,183	42,739
Prepaid expenses and other assets	22,245	22,617
Due from related parties	16	16
Deferred tax assets	3,293	1,029
Goodwill and other intangible assets, net	22,180	22,771
Deferred financing costs, net	6,311	6,774
Total Assets	$3,309,478	$3,038,595

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,129,807	$984,876
Revolving credit facility	363,894	298,909
Term loan, net	278,727	229,905
Acquired intangible lease liabilities, net	35,757	31,388
Derivative liabilities, at fair value	3,886	15,791
Due to related parties	790	829
Accounts payable and accrued expenses	31,529	23,227
Prepaid rent	16,223	18,535
Deferred tax liability	15,227	15,861
Taxes payable	2,228	2,475
Dividends payable	2,664	2,556
Total Liabilities	1,880,732	1,624,352
Commitments and contingencies	—	—
Stockholders' Equity:
7.25% Series A cumulative redeemable preferred shares	54	54
Common stock	2,091	2,003
Additional paid-in capital	2,031,981	1,860,058
Accumulated other comprehensive income	6,810	19,447
Accumulated deficit	(615,448)	(468,396)
Total Stockholders' Equity	1,425,488	1,413,166
Non-controlling interest	3,258	1,077
Total Equity	1,428,746	1,414,243
Total Liabilities and Equity	$3,309,478	$3,038,595

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Revenues:
Rental income	$67,283	$68,661	$65,562	$63,792
Operating expense reimbursements	3,943	3,263	5,409	4,294
Total revenues	71,226	71,924	70,971	68,086

Expenses:
Property operating	7,750	5,301	8,211	7,470
Fire (recovery) loss	(1)	31	(1)	(79)
Operating fees to related parties	7,309	6,956	7,138	6,831
Impairment charges and related lease intangible write-offs	5,000	—	—	—
Acquisition, transaction and other costs	8,607	2,804	1,114	1,325
General and administrative	2,617	3,215	2,556	2,051
Equity-based compensation	1,451	2,053	(23)	(832)
Depreciation and amortization	30,078	30,195	29,813	29,496
Total expenses	62,811	50,555	48,808	46,262
Operating income before loss on dispositions of real estate investments	8,415	21,369	22,163	21,824
Loss on dispositions of real estate investments	—	(1,933)	(3,818)	—
Operating income	8,415	19,436	18,345	21,824
Other income (expense):
Interest expense	(15,479)	(15,104)	(14,415)	(12,975)
Loss on extinguishment of debt	—	(2,612)	(1,285)	—
Gain on derivative instruments	2,950	1,290	6,333	(2,935)
Unrealized (loss) gain on undesignated foreign currency advances and other hedge ineffectiveness	(452)	108	(47)	(43)
Other (expense) income	(90)	44	12	11
Total other expense, net	(13,071)	(16,274)	(9,402)	(15,942)
Net (loss) income before income tax	(4,656)	3,162	8,943	5,882
Income tax expense	366	(530)	(1,200)	(1,070)
Net (loss) income	(4,290)	2,632	7,743	4,812
Preferred stock dividends	(2,454)	(2,455)	(2,455)	(2,451)
Net (loss) income attributable to common stockholders	$(6,744)	$177	$5,288	$2,361

Basic and Diluted (Loss) Earnings Per Share:
Basic and diluted net (loss) income per share attributable to common stockholders	$(0.09)	$—	$0.08	$0.03
Weighted average shares outstanding:
Basic	73,554	69,442	67,292	67,287
Diluted	74,001	69,442	67,292	67,287

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
EBITDA:
Net (loss) income	$(4,290)	$2,632	$7,743	$4,812
Depreciation and amortization	30,078	30,195	29,813	29,496
Interest expense	15,479	15,104	14,415	12,975
Income tax (benefit) expense	(366)	530	1,200	1,070
EBITDA	40,901	48,461	53,171	48,353
Impairment charges and related lease intangible write-offs	5,000	—	—	—
Equity-based compensation	1,451	2,053	(23)	(832)
Non-cash portion of incentive fee	(180)	180	—	—
Acquisition, transaction and other costs	8,607	2,804	1,114	1,325
Loss on dispositions of real estate investments	—	1,933	3,818	—
Fire (recovery) loss	(1)	31	(1)	(79)
(Gain) loss on derivative instruments	(2,950)	(1,290)	(6,333)	2,935
Unrealized loss (gain) on undesignated foreign currency advances and other hedge ineffectiveness	452	(108)	47	43
Loss on extinguishment of debt	—	2,612	1,285	—
Other expense (income)	90	(44)	(12)	(11)
Adjusted EBITDA	53,370	56,632	53,066	51,734
Operating fees to related parties	7,309	6,956	7,138	6,831
General and administrative	2,617	3,215	2,556	2,051
NOI	63,296	66,803	62,760	60,616
Amortization of above- and below- market leases and ground lease assets and liabilities, net	590	488	500	552
Straight-line rent	(1,482)	(1,492)	(1,833)	(1,503)
Cash NOI	$62,404	$65,799	$61,427	$59,665

Cash Paid for Interest:
Interest expense	$15,479	$15,104	$14,415	$12,975
Non-cash portion of interest expense	(1,454)	(1,339)	(1,499)	(901)
Amortization of mortgage discounts and premiums, net	(118)	(601)	(263)	(267)
Total cash paid for interest	$13,907	$13,164	$12,653	$11,807

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018
Funds from operations (FFO):
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(6,744)	$177	$5,288	$2,361
Impairment charges and related lease intangible write-offs	5,000	—	—	—
Depreciation and amortization	30,078	30,195	29,813	29,496
Loss on dispositions of real estate investments	—	1,933	3,818	—
FFO (as defined by NAREIT) attributable to common stockholders	28,334	32,305	38,919	31,857
Acquisition, transaction and other costs [1]	8,607	2,804	1,114	1,325
Loss on extinguishment of debt [2]	—	2,612	1,285	—
Fire (recovery) loss [3]	(1)	31	(1)	(79)
Core FFO attributable to common stockholders	36,940	37,752	41,317	33,103
Non-cash equity-based compensation	1,451	2,053	(23)	(832)
Non-cash portion of incentive fee	(180)	180	—	—
Non-cash portion of interest expense	1,454	1,339	1,499	901
Amortization of above and below-market leases and ground lease assets and liabilities, net	590	488	500	552
Straight-line rent	(1,482)	(1,492)	(1,833)	(1,503)
Unrealized loss (gain) on undesignated foreign currency advances and other hedge ineffectiveness	452	(108)	47	43
Eliminate unrealized (gains) losses on foreign currency transactions [4]	(2,206)	(1,215)	(6,256)	2,550
Amortization of mortgage discounts and premiums, net	118	601	263	267
Adjusted funds from operations (AFFO) attributable to common stockholders [5]	$37,137	$39,598	$35,514	$35,081

Weighted average common shares outstanding - Basic	73,554	69,442	67,292	67,287
Weighted average common shares outstanding - Diluted	74,001	69,442	67,292	67,287
Net (loss) income per share attributable to common stockholders	$(0.09)	$—	$0.08	$0.03
FFO per common share	$0.38	$0.47	$0.58	$0.47
Core FFO per common share	$0.50	$0.54	$0.61	$0.49
Dividends declared [6]	$39,119	$36,769	$35,828	$35,833
Footnotes:
[1] Primarily consists of expenses incurred in connection with litigation related to the termination of the Former Service Provider, fees associated with the exploration of a potential foreign equity offering, various legal and professional fees related to financing activities and other costs.
[2] For the three months ended September 30, 2018, includes non-cash write-off of deferred financing costs of $1.5 million and prepayment penalties paid on early extinguishment of debt of $1.1 million. Prepayment penalties paid on early extinguishment of debt of $1.3 million that occurred during the three months ended June 30, 2018 were previously classified as acquisition and transaction fees and have been reclassified as loss on extinguishment of debt in the table above.
[3] (Recovery) loss arising from clean-up costs related to a fire sustained at one of our office properties.
[4] For the three months ended December 31, 2018, gains on derivative instruments were $3.0 million, which were comprised of unrealized gains of $2.2 million and realized gains of $0.8 million. For the three months ended September 30, 2018, gains on derivative instruments were $1.3 million which consisted of unrealized gains of $1.2 million and realized gains of $0.1 million. For the three months ended June 30, 2018, gains on derivative instruments were $6.3 million which primarily comprised of unrealized gains. For the three months ended March 31, 2018, losses on derivative instruments were $2.9 million, which were comprised of unrealized losses of $2.6 million and realized losses of $0.3 million.
[5] AFFO for the three months ended September 30, 2018 includes income from a lease termination fee of $3.0 million, which is recorded in rental income in the unaudited consolidated statements of operations and related to a real estate asset sold during the three months ended September 30, 2018.
[6] Dividends declared to common stockholders only. Does not include distributions to non-controlling interest holders or holders of Series A Preferred Stock.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Debt Overview
As of December 31, 2018

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years)	Weighted-Average Interest Rate [1]	Total Outstanding Balance [2] (In thousands)	Percent
Non-Recourse Debt
2019	11	0.8	2.3%	$235,026
2020	10	1.7	1.9%	207,353
2021	3	2.5	1.2%	16,594
2022	—	—	—%	—
2023	43	4.6	3.2%	292,890
Thereafter	28	9.3	4.6%	388,250
Total Non-Recourse Debt	95	4.9	3.2%	1,140,113	64%

Recourse Debt
Revolving Credit Facility		2.6	3.6%	363,894
Term Loan		3.6	1.9%	282,069
Total Recourse Debt		3.0	2.9%	645,963	36%

Total Debt		4.2	3.1%	$1,786,076	100%

Total Debt by Currency				Percent
USD				42%
EUR				39%
GBP				19%
Total				100%

Footnotes:

[1] As of December 31, 2018, the Company’s total combined debt was 79.9% fixed rate or swapped to a fixed rate and 20.1% floating rate.

[2] Excludes the effect of deferred financing costs, net and mortgage (discount) premium, net. Current balances as of December 31, 2018 are shown in the year the loan matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Future Minimum Lease Rents
As of December 31, 2018
Amounts in thousands

Future Minimum Base Rent Payments [1]
2019	$275,118
2020	278,651
2021	279,630
2022	270,569
2023	247,237
Thereafter	856,838
Total	$2,208,043
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.27 for GBP and €1.00 to $1.14 for Euro as of December 31, 2018 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Top Ten Tenants
As of December 31, 2018
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Distribution	Freight	$13,495	5%
Government Services Administration (GSA)	Office	Government	12,038	4%
RWE AG	Office	Utilities	10,892	4%
Foster Wheeler	Office	Engineering	10,818	4%
ING Bank	Office	Financial Services	9,180	3%
Finnair	Industrial	Aerospace	9,091	3%
Penske	Distribution	Logistics	8,500	3%
Family Dollar	Retail	Discount Retail	8,126	3%
Contractors Steel Company	Industrial	Metal Processing	6,815	2%
Trinity Health	Office	Healthcare	6,584	2%
Subtotal			95,539	33%

Remaining portfolio			184,391	67%

Total Portfolio			$279,930	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP and €1.00 to $1.14 for Euro as of December 31, 2018 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Diversification by Property Type
As of December 31, 2018
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$147,313	53%	8,567	31%	$34,260	33%	1,997	16%
Industrial	64,884	23%	10,680	39%	39,956	38%	6,948	57%
Distribution	43,939	16%	6,148	22%	16,654	16%	2,366	19%
Retail	23,794	8%	2,110	8%	13,189	13%	1,050	8%
Total	$279,930	100%	27,505	100%	$104,059	100%	12,361	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP and €1.00 to $1.14 for Euro as of December 31, 2018 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Diversification by Tenant Industry
As of December 31, 2018
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$34,081	12%	2,316	8%	$3,905	4%	349	3%
Technology	17,831	6%	906	3%	—	—%	—	—%
Discount Retail	15,871	6%	1,786	6%	9,977	10%	985	8%
Aerospace	14,868	5%	1,258	5%	2,992	3%	233	2%
Telecommunications	14,500	5%	913	3%	2,303	2%	133	1%
Freight	14,433	5%	1,446	5%	11,063	11%	1,126	9%
Government	14,400	5%	536	2%	11,642	11%	424	3%
Healthcare	13,680	5%	647	2%	7,372	7%	423	3%
Metal Processing	13,162	5%	2,472	9%	11,034	11%	2,152	17%
Utilities	12,521	4%	673	2%	—	—%	—	—%
Energy	11,891	4%	1,043	4%	9,053	9%	801	6%
Logistics	11,710	4%	1,879	7%	—	—%	—	—%
Engineering	10,818	4%	366	1%	—	—%	—	—%
Pharmaceuticals	10,808	4%	476	2%	1,020	1%	86	1%
Retail Food Distribution	7,313	3%	1,128	4%	825	1%	170	1%
Auto Manufacturing	6,856	2%	2,068	8%	4,099	4%	1,067	9%
Publishing	6,535	2%	873	3%	—	—%	—	—%
Metal Fabrication	6,117	2%	785	3%	2,816	3%	362	3%
Automotive Parts Supplier	3,897	1%	469	2%	1,631	2%	149	1%
Auto Manufacturer	3,767	1%	360	1%	3,767	4%	360	3%
Consumer Goods	3,691	1%	940	3%	2,634	3%	765	6%
Restaurant - Quick Service	3,390	1%	74	—%	3,212	3%	65	1%
Specialty Retail	2,916	1%	280	1%	—	—%	—	—%
Other [2]	24,874	12%	3,811	16%	14,714	11%	2,711	23%
Total	$279,930	100%	27,505	100%	$104,059	100%	12,361	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP and €1.00 to $1.14 for Euro as of December 31, 2018 for illustrative purposes, as applicable.

[2] Other includes 21 industry types as of December 31, 2018.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Diversification by Geography
As of December 31, 2018
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$152,603	54.6%	16,898	61.3%	$93,065	89.4%	11,766	95.2%
Michigan	38,483	13.7%	4,503	16.5%	23,335	22.5%	3,080	24.7%
Texas	24,566	8.8%	2,014	7.3%	13,266	12.7%	1,226	9.9%
California	10,478	3.7%	389	1.4%	—	—%	—	—%
New Jersey	9,012	3.2%	397	1.4%	686	0.7%	48	0.4%
Tennessee	7,123	2.5%	789	2.9%	5,390	5.2%	327	2.6%
Ohio	6,476	2.3%	1,437	5.2%	6,099	5.9%	1,339	10.8%
Indiana	4,841	1.7%	1,414	5.1%	3,817	3.7%	874	7.1%
Illinois	4,095	1.5%	789	2.9%	4,095	3.9%	789	6.4%
New York	3,959	1.4%	677	2.5%	2,010	1.9%	519	4.2%
Missouri	3,427	1.2%	309	1.1%	1,457	1.4%	219	1.8%
South Carolina	3,318	1.2%	414	1.5%	3,318	3.2%	414	3.3%
Florida	3,014	1.1%	206	0.7%	3,014	2.9%	206	1.7%
Pennsylvania	2,971	1.1%	320	1.2%	1,684	1.6%	110	0.9%
Kentucky	2,740	1.0%	355	1.3%	1,845	1.8%	279	2.3%
Massachusetts	2,453	0.9%	192	0.7%	2,453	2.4%	192	1.6%
North Carolina	2,290	0.8%	221	0.8%	2,290	2.2%	221	1.8%
Minnesota	2,143	0.8%	150	0.5%	781	0.8%	117	0.9%
Mississippi	2,105	0.8%	381	1.4%	2,105	2.0%	381	3.1%
Kansas	2,092	0.7%	292	1.1%	2,092	2.0%	292	2.4%
Maine	1,990	0.7%	59	0.2%	1,990	1.9%	59	0.5%
South Dakota	1,287	0.5%	54	0.2%	1,287	1.2%	54	0.4%
Nebraska	1,267	0.5%	116	0.4%	564	0.5%	58	0.5%
Louisiana	1,264	0.5%	137	0.5%	1,264	1.2%	137	1.1%
Vermont	1,166	0.4%	213	0.8%	—	—%	—	—%
Colorado	1,088	0.4%	27	0.1%	1,088	1.0%	27	0.2%
Alabama	1,021	0.4%	123	0.4%	1,021	1.0%	123	1.0%
West Virginia	980	0.4%	104	0.4%	—	—%	—	—%
Iowa	886	0.3%	232	0.8%	886	0.9%	232	1.9%
North Dakota	884	0.3%	47	0.2%	884	0.8%	47	0.4%
Oklahoma	825	0.3%	89	0.3%	825	0.8%	89	0.7%
Maryland	785	0.3%	120	0.4%	785	0.8%	120	1.0%
Idaho	644	0.2%	38	0.1%	644	0.6%	38	0.3%
New Mexico	556	0.2%	46	0.2%	556	0.5%	46	0.4%
Georgia	452	0.2%	41	0.1%	452	0.4%	41	0.3%
Montana	441	0.2%	58	0.2%	—	—%	—	—%
New Hampshire	399	0.1%	83	0.3%	—	—%	—	—%
Utah	397	0.1%	20	0.1%	397	0.4%	20	0.2%
Delaware	362	0.1%	10	—%	362	0.3%	10	0.1%
Arizona	156	0.1%	16	0.1%	156	0.1%	16	0.1%
Arkansas	91	—%	8	—%	91	0.1%	8	0.1%
Virginia	76	—%	8	—%	76	0.1%	8	0.1%
United Kingdom	53,047	19.0%	4,080	14.8%	—	—%	—	—%
Germany	20,730	7.4%	2,178	7.9%	—	—%	—	—%
The Netherlands	16,963	6.1%	1,039	3.8%	7,782	7.5%	530	4.3%
Finland	14,985	5.4%	1,457	5.3%	—	—%	—	—%
France	12,872	4.4%	1,632	6.1%	—	—%	—	—%
Luxembourg	5,518	2.0%	156	0.6%	—	—%	—	—%
Puerto Rico	3,212	1.1%	65	0.2%	3,212	3.1%	65	0.5%
Total	$279,930	100%	27,505	100%	$104,059	100%	12,361	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.27 for GBP and €1.00 to $1.14 for Euro as of December 31, 2018 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended December 31, 2018 (Unaudited)

Lease Expirations
As of December 31, 2018
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)
2019	1	$150	0.1%	232	0.9%
2020	1	1,055	0.4%	100	0.4%
2021	2	4,944	1.8%	323	1.2%
2022	16	23,758	8.5%	1,553	5.7%
2023	30	28,156	10.1%	2,497	9.1%
2024	45	67,919	24.3%	5,887	21.6%
2025	39	38,256	13.7%	3,285	12.0%
2026	16	20,938	7.5%	2,042	7.5%
2027	16	7,077	2.5%	745	2.7%
2028	39	26,377	9.4%	3,625	13.3%
2029	107	23,199	8.3%	2,773	10.2%
2030	11	11,629	4.2%	603	2.2%
2031	1	320	0.1%	58	0.2%
2032	6	5,773	2.1%	677	2.5%
2033	2	6,639	2.4%	830	3.0%
Thereafter (>2033)	8	13,740	4.6%	2,060	7.5%
Total	340	$279,930	100%	27,290	100%
[1] Annualized rental income converted from local currency into USD as of December 31, 2018 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.